Exhibit 8.1

March 15, 2022

101 Natoma St., 2F

San Francisco, CA 94105

Ladies and Gentlemen:

We are United States tax counsel to Poema Global Holdings Corp., a Cayman Islands exempted company (“Poema Global”), in connection with the preparation of the registration statement on Form F-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-333-261181) originally filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by Gogoro Inc., an exempted company incorporated with limited liability under the laws of Cayman Islands (the “Company”). The Registration Statement relates to the registration of certain ordinary shares and warrants of the Company.

The Registration Statement is being filed in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 16, 2021 (the “Merger Agreement”), by and among Poema Global, Starship Merger Sub I Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands (“Merger Sub”), Starship Merger Sub II Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands (“Merger Sub II,” together with Merger Sub, the “Merger Subs”), and the Company (the transactions described in the Merger Agreement, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the Merger Agreement, as applicable.

You have requested our opinion as to certain U.S. federal income tax considerations in connection with the Registration Statement. In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.    All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b.    All factual representations, warranties and statements made or agreed to by the parties to the Merger Agreement, the Sponsor Support Agreement, the Company Voting Agreements, the PIPE Agreements, the Permitted Equity Subscription Agreements, the Registration Rights Agreement, the First Plan of Merger, the Second Plan of Merger, the Equity Plan, the Company Shareholder Lock-Up Agreements and the other agreements referred to in each of the foregoing (collectively, the “Agreements,” and together with the Registration Statement, the “Documents”), and in each of the officer’s certificates provided to us by the Company and Poema

Global, are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.    As to all matters as to which any Person represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement with respect to, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Closing, there will be no plan, intention, understanding or agreement;

d.    The descriptions of Poema Global in the Registration Statement, the registration statement filed in connection with Poema Global’s initial public offering, and Poema Global’s other public filings are true, accurate and complete;

e.    The descriptions of the Company in the Registration Statement are true, accurate and complete;

f.    The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Merger Agreement and the other Documents, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements;

g.    The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified;

h.    Poema Global and the Company and all other relevant Persons will report the Business Combination for all U.S. federal income tax reporting purposes in a manner consistent with this opinion;

i.    The amount of cash in the Trust Account as of immediately following the Closing will, after taking into account cash utilized in connection with the exercise of any SPAC Shareholder Redemption Rights, the payment of transaction expenses and any other uses for such cash described in the Merger Agreement, equal at least fifty percent (50%) of the amount of cash in the Trust Account on the date hereof.

j.    The fair market value of the Class A Ordinary Shares issued to the shareholders of Poema Global in the Business Combination will be equal to or greater than forty percent (40%) of the aggregate fair market value of consideration received by shareholders of Poema Global in the Business Combination (including amounts received by the shareholders of Poema Global in redemption of their interests in Poema Global).

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted

that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion (including the assumptions in clauses (i) and (j), above), could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters described herein, subject to the assumptions, limitations and qualifications stated herein, and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291 to 1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. There can be no assurance or guarantee given that the Business Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code or that the U.S. Internal Revenue Service or any court will agree with our conclusions, which are not binding on them. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, and the assumptions, limitations, and qualifications set forth herein and in the Registration Statement under the heading “Taxation—Certain Material U.S. Federal Income Tax Considerations,” it is the opinion of Kirkland & Ellis LLP that the Business Combination is more likely than not treated as a reorganization described in Section 368(a) of the Code.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof and the foregoing assumptions, limitations, and qualifications. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the “Taxation—Certain Material U.S. Federal Income Tax Considerations” section in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP